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                                                                    Exhibit 10.5

                              TORCH OFFSHORE, INC.
                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is effective as of August, 2003 (the "Effective Date"), and is entered into between Torch Offshore, Inc., a Delaware corporation (the "Corporation"), and Patrice Chemin, a person of the full age of majority (the "Employee").

     1.   Employment and Duties.

          (a) The Corporation agrees to employ the Employee as Vice President, International Business Development, as of the effective date of this Agreement for the period set forth in paragraph 1(c) below, unless employment is terminated sooner as provided herein.

          (b) The Employee accepts employment and agrees to devote his full time and attention to the performance of his duties as determined, from time to time, by the Chief Executive Officer or the Board of Directors of the Corporation.

          (c) The Employee shall commence his duties as of September 22, 2003 (or other agreeable date) (the "Hire Date"), and shall continue to serve in the employ of the Corporation until September 22, 2005 (the "Initial Term"), except as provided herein. Upon the expiration of the Initial Term, this Agreement shall be automatically renewed for successive one-year terms unless terminated by either party at least sixty (60) days prior to the end of the then current term (each successive year is the "Renewal Term").

          (d) Compensation. The Corporation shall pay to the Employee the following amounts, subject to the terms and conditions set forth in this
     Agreement:

          (e) An annual salary of $200,000.00, such amount shall be prorated and paid in accordance with the Corporation's customary payroll practices.

          (f) The Employee shall be eligible to participate in the Corporation's Incentive Bonus Plan, as determined by the Compensation Committee of the Board of Directors of the Corporation, in its sole discretion, during the fiscal year commencing January 1, 2004 and ending December 31, 2004, based on the financial results of such fiscal year and subject to the terms and conditions of such bonus plan. The Employee's eligibility to participate in such bonus plan during subsequent fiscal year time periods shall be determined by the Compensation Committee of the Board of Directors of the Corporation, in its sole discretion.

          (g) If the Corporation terminates the employment of the Employee for any reason other than Cause (as defined herein), then the Corporation shall pay to the Employee severance payments of six (6) month's of salary at his then current rate, to be paid in accordance with the Corporation's standard payroll practices.

          Any amount(s) payable under this Agreement shall be subject to the withholding of such income and employment taxes as may be required by law to be withheld.

     2. Payment or Reimbursement of Expenses. Subject to compliance by the Employee with such policies regarding expenses and expense reimbursements as may be adopted, from time to time, by the Corporation, the Employee shall be paid or reimbursed for reasonable expenses actually incurred in


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connection with the performance of his duties hereunder and in the furtherance of the business and affairs of the Corporation. Any such reimbursement shall be made within a reasonable period after presentation by the Employee of an itemized account of such expenses, accompanied by appropriate receipts satisfactory to the Corporation. In no event shall any expense be paid or reimbursed, unless properly accounted for to the extent necessary to substantiate the Corporation's Federal income tax deduction under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder or any similar state or federal law or regulation.

     3. Relocation Expenses. The Employee shall be paid a one-time lump sum of $35,000.00 to cover expenses incurred in connection with the Employee's relocation. The Employee shall be entitled to a monthly miscellaneous living allowance of $1,500.00 (the "Living Allowance") during the three (3)-month period immediately following the Hire Date pursuant to the Company's normal payroll practices.

     4.   Additional Benefits.

          (a) The Employee shall be eligible to participate in such qualified employee benefit plans and other welfare or fringe benefits as may be maintained by the Corporation for the benefit of employees, from time to time. Such participation shall be determined in accordance with the terms and conditions of each such separate plan or program.

          (b) The Employee expressly acknowledges and agrees that, notwithstanding any provision of this Agreement to the contrary, the Employee shall not be eligible to receive from the Corporation any form of severance pay or other form of termination benefit, except as expressly provided herein (other than coverage under COBRA or other form of legally mandated benefit available after the termination of employment).

          (c) The Employee shall be entitled to twenty (20) business days of paid vacation during the Initial Term and each Renewal Term thereafter, if any.

          (d) The Employee shall be entitled to receive a monthly car allowance of $500.00 for use of an automobile for business purposes and shall be reimbursed for business mileage (non-commuting and non-personal) at $0.11 per mile, subject to approval by the Chief Financial Officer of the Corporation. The Employee shall document any such business mileage in a log book in the form and manner established by the Chief Financial Officer of the Corporation and shall use the data in such log book to seek reimbursement for business mileage.

          (e) The Employee shall be granted an award of 15,000 option shares pursuant to the Corporation's 2001 Long Term Incentive Plan at a strike price to be determined on the Hire Date.

     5.   Termination.

          (a) Either party may terminate this Agreement by providing the other party with sixty (60) days advance written notice.

          (b) If the Employee dies or becomes totally disabled (as determined by the Board of Directors or the Chief Executive Officer of the Corporation), this Agreement and the Employee's rights hereunder shall automatically terminate as of the date of such death or disability.

          (c) The Corporation may terminate this Agreement and the Employee's rights hereunder at any time for Cause, which shall mean (i) any willful breach of duty by the Employee in the course of the performance of his duties hereunder or for the habitual neglect by the Employee of such duties, each as determined by the Board of Directors of the Corporation, which



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     continues after written notice to the Employee; (ii) the conviction of any felony or plea of "no contest" to any charge that the Employee has committed any felony; (iii) arrest or formal charge with having committed any felony which involves embezzlement, theft, bribery, or other business-related crimes or any aggravated crime against a person; (iv) arrest or otherwise formal charge with a felony or any crime involving moral turpitude or any other criminal activity or unethical conduct which, in the opinion of the Board of Directors of the Corporation, would materially impair the Employee's ability to perform his duties hereunder or would impair the business reputation of the Corporation; (v) failure or refusal to comply with the policies, standards and regulations of the Corporation after written notice to the Employee; or (vi) breach of the provisions of paragraph 8 hereof.

     6. Noncompetition and Nonsolicitation. For a period of six (6) months following any termination of the Employee's employment by the Corporation, the Employee agrees that, with respect to (a) the parishes within the State of Louisiana set forth on Schedule A attached hereto, (b) the counties within the States of Texas, Alabama, Florida, and Mississippi set forth on Schedule A attached hereto, including the territorial waters of the United States located offshore of such areas, (c) France, (d) Italy, (e) Athens, (f) United Arab Emirates and (g) Norway, each of which the Employee stipulates and agrees that the Corporation carries on or intends to carry on a like business, the Employee shall not, directly or indirectly, for his own benefit or to the detriment of the Corporation or its subsidiaries or affiliates:

          (a) Own, manage, operate, control, or participate in the ownership, management, operation, or control of a business (however structured) that carries on or engages in any manner (excluding stock in a publicly held corporation), in the Pipelay and Subsea Construction Business. For this purpose, the term "Pipelay and Subsea Construction Business" shall refer to the installation, laying, and/or burying of transmission lines, trunk lines, and flowlines, laying of all rigid, flexible, reeled, or coiled tubing and installing, laying, and/or burying of control, power umbilicals and subsea communication or power cables, and pipeline tie-ins, pipeline burial, riser installation and survey, inspection, maintenance, and repair services in connection with oil and gas pipelines;

          (b) Perform any services similar to the primary services he performed while employed by the Corporation or any of its subsidiaries or affiliates for any person, partnership, corporation, association, group, or other entity engaged in the Pipelay and Subsea Construction Business (as defined above), whether as an employee, independent contractor, or otherwise; or

          (c) Directly or indirectly, (i) induce, entice, recruit or solicit or attempt to induce, entice, recruit or solicit any employee of the Corporation or any of its subsidiaries or affiliates for any purpose or in any manner detrimental to the Corporation or its business or operations,
     (ii) employ any employee of the Corporation or any of its subsidiaries or affiliates or (iii) contact, communicate with, solicit or attempt to solicit the business of any customer or acquisition prospect of the Corporation or any of its subsidiaries or affiliates.

           The Employee acknowledges that these foregoing prohibitions, for which he received consideration from the Corporation as provided in paragraph 2(c) hereof, are ancillary to otherwise enforceable provisions of this Agreement. The Employee further acknowledges that he will derive significant value from the Corporation's agreement in paragraph 8 hereof to provide the Employee with that Confidential Information to enable the Employee to optimize the performance of the Employee's duties to the Corporation or any of its subsidiaries or affiliates. The Employee further acknowledges that his fulfillment of the obligations contained in this Agreement, including, but not limited to, the Employee's obligation neither to disclose nor to use the Corporation's Confidential Information other than for the Corporation's exclusive benefit and the Employee's obligations not to compete and not to


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solicit contained in this paragraph 7 above, are necessary to protect the
Corporation's Confidential Information and, consequently, to preserve the value and goodwill of the Corporation.

     The Employee acknowledges that the time, geographic area and scope limitations of the Employee's obligations under this paragraph 7 above are reasonable and do not impose a greater restraint than is necessary to protect the good will or other business interests of the Company, such as the Corporation's need to protect its Confidential Information. The Employee further acknowledges that he will not be precluded from gainful employment if the Employee is obligated not to compete with the Corporation during the period and within the geographic areas as described above.

     The parties hereto agree that each of the foregoing prohibitions in this paragraph 7 is intended to constitute a separate restriction, one for each city, county, parish, state and country in the restricted geographic area. In the event that the prohibitions in this paragraph 7 are deemed to exceed the time, geographic area or scope limitations permitted by the governing law, then such provisions shall be reformed to the maximum time, geographic area or scope limitations, as the case may be, then permitted by such law. Further, should any such prohibition be declared invalid or unenforceable and unable to be reformed as described above, such prohibition shall be deemed severable from and shall not affect the remainder thereof.

     7.   Confidential Information.

          (a) The Corporation agrees that it will provide the Employee with Confidential Information, as defined below, that will enable the Employee to optimize the performance of the Employee's duties to the Corporation. In exchange, the Employee agrees to use such Confidential Information solely for the Corporation's benefit. The Corporation and the Employee agree and acknowledge that its provision of such Confidential Information is not contingent on the Employee's continued employment with the Corporation or any of its subsidiaries or affiliates. Notwithstanding the preceding sentence, upon the termination of the Employee's employment for any reason, the Corporation shall have no obligation to provide the Employee with its Confidential Information. "Confidential Information" means any proprietary information, technical data, trade secrets or know-how of the Corporation or any of its subsidiaries or affiliates, including, but not limited to, research, product plans, products services, customer lists and customers (including, but not limited to, customers of the Corporation on whom the Employee called or with whom the Employee became acquainted during the term of the Employee's employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing finances or other business information disclosed to the Employee by the Corporation either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of the Employee or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions.

          (b) The Employee further agrees not to disclose, either while employed by the Corporation or any of its subsidiaries or affiliates or at any time thereafter, to any person not employed by the Corporation or not engaged by the Corporation to render services to the Corporation, without prior written authorization of the Corporation, any Confidential Information. This paragraph 8 shall not preclude the Employee from disclosure of Confidential Information required by law or court order. The Employee further agrees that, upon the expiration or termination of this Agreement for any reason, he will not take with him, without the prior written authorization of the Corporation, any document, magnetic or other storage media, or any other books, records, files, or confidential or proprietary information of the Corporation or any of its subsidiaries or affiliates.

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          (c) Upon the expiration or termination of the term of this Agreement or upon the request of the Corporation or any subsidiary or affiliate, the Employee shall promptly deliver to the Corporation (and shall not keep in the Employee's possession) all Confidential Information, all written materials, records, and documents made by the Employee or in the possession of the Employee during or after the term of this Agreement concerning the business or affairs of the Corporation or any of its subsidiaries or affiliates, and any other items or property held by or for the Employee, but owned or used by the Corporation or such subsidiary or affiliate, as the case may be.

     8. Notices. All notices, requests, demands, and other communications provided for by this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by United States certified mail, return receipt required, postage prepaid, addressed as follows:

          If to the Employee:               If to the Corporation:

          Patrice Chemin                    Torch Offshore, Inc.
          __________________________        401 Whitney Avenue, Suite 400
          __________________________        Gretna, Louisiana  70056
          __________________________        Attention:  Lyle Stockstill, CEO

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     9. Governing Law. The provisions of this Agreement shall be construed in accordance with the substantive local law of the State of Louisiana, without consideration of the conflicts of law provisions thereof.

     10. Successors. This Agreement shall be assignable by the Corporation, with the prior written consent of the Employee. The Employee's obligation to provide services hereunder, being personal to the Employee, may not be assigned by the Employee.

     11. Remedies. Each party acknowledges that the other party will have no adequate remedy at law if the first party violates certain of the terms of this Agreement, and that the other party shall have the right, to the extent permitted by applicable law, in addition to any other rights or remedies it may have, to obtain from any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach hereof or otherwise to specifically enforce the provisions hereof.

     12. Waiver. No waiver of any obligation, right or remedy under this Agreement shall be effective, unless such waiver is made in writing, specifying the terms of this Agreement subject to waiver and executed by the party to be charged with such waiver. A waiver by either party of any of his or its rights or remedies hereunder on any occasion shall not be a bar to the exercise of the same right or remedy on any subsequent occasion or of the exercise of any other right or remedy at any time.

     13. Integration and Amendments. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding, whether written or oral, relating to such subject matter. No modification or amendment to this Agreement shall be effective or binding unless in writing, specifying such modification or amendment, executed by both of the parties hereto.

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     14.   Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the construction or interpretation of this Agreement.

     15. Severability. Should any section, provision, or portion of this Agreement be declared invalid or unenforceable in any jurisdiction, then such section, provision, or portion shall be deemed to be (a) severable from this Agreement as to such jurisdiction (but not elsewhere) and shall not affect the remainder hereof and (b) amended to the extent, and only to the extent, necessary to permit such section, provision, or portion, as the case may be, to be valid and enforceable in such jurisdiction (but not elsewhere).

     16. Survival of Certain Provisions. The rights and obligations of the Employee under paragraphs 7 and 8 hereof shall survive the expiration or termination of this Agreement.

           THIS AGREEMENT was executed in multiple counterparts, each of which shall be deemed an original, as of the dates set forth below, but to be effective as of the Effective Date.

EMPLOYEE:                             TORCH OFFSHORE, INC.

/s/ PATRICE CHEMIN                    By: /s/ WILLIE BERGERON
------------------                       -------------------
Patrice Chemin                        Title: Chief Operating Officer

Date: September 22, 2003              Date: September 22, 2003


Schedule A - Counties and Parishes in which Competition is Prohibited

I.       TEXAS

         Jefferson                    Chambers                 Harris
         Galveston                    Brazoria
         Calhoun                      Aransas
         Nueces                       Cameron

II.      LOUISIANA

         Cameron                      Vermilion                Lafayette
         Iberia                       St. Mary                 Orleans
         Terrebonne                   Lafourche
         Jefferson                    Plaquemines

III.     MISSISSIPPI

         Hancock                      Harrison
         Jackson

IV.      ALABAMA

         Mobile

V.       FLORIDA

         Escambia                     Santa Rosa
         Pinnellas                    Hillsborough
         Manatee                      Brevard



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